Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Poliwogg Regenerative Medicine Fund, Inc.:

We consent to the use of our report dated November 6, 2014 with respect to the statement of assets and liabilities of Poliwogg Regenerative Medicine Fund, Inc. as of September 30, 2014 included in the Registration Statement on Form N-2 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Roseland, New Jersey

November 6, 2014